UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
PULTE HOMES, INC.
(Exact name of registrant as specified in its charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices)(zip code)
(248) 647-2750
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 7, 2009, the Board of Directors of Pulte Homes, Inc. (“Pulte”) approved an amendment to Pulte’s By-Laws (the “By-Laws”) in order to preserve the tax treatment of Pulte’s net operating losses and other tax benefits. The amendment added a new Article IX to the By-Laws, which provides that any transfer of Pulte’s securities is prohibited and will be void if such transfer results in any person or group owning 4.9% or more of Pulte’s then-outstanding common shares (a “4.9-percent Shareholder”), or if such transfer would increase the percentage ownership interest of a 4.9-percent Shareholder. These transfer restrictions are subject to certain exceptions, including an exception for transfers approved by Pulte’s Board of Directors or a committee thereof. These transfer restrictions are applicable to transfers made, or pursuant to agreements entered into, between April 7, 2009 and such date as may be determined by Pulte’s Board of Directors in accordance with Article IX of the By-Laws.
The foregoing description of the amendment to the By-Laws is not complete and is subject to and qualified in its entirety by reference to the By-Laws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events
On April 8, 2009, Pulte issued a joint press release with Centex announcing the execution of an Agreement and Plan of Merger, dated as of April 7, 2009, by and among Pulte, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, and Centex. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Additional Information
In connection with the proposed transaction, Pulte and Centex will be filing documents with the SEC, including the filing by Pulte of a registration statement on Form S-4, and Pulte and Centex intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Pulte. Before making any voting or investment decision, investors are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Pulte by directing a request to Pulte Homes, Inc., 100 Bloomfield Hills Parkway Suite 300, Bloomfield Hills, MI, 48304, Attention: Investor Relations, and by accessing Centex’s website at www.centex.com under the heading “Investors” and then under the link “SEC Filings” and from Centex by directing a request to Centex Corporation Investor Relations, P.O. Box 199000, Dallas, Texas 75219-9000.
Pulte and Centex and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pulte’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2009. You can find information about Centex’s directors and executive officers in its definitive proxy statement filed with the SEC on June 6, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Pulte and Centex using the contact information above.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit

3.1	By-Laws of Pulte Homes, Inc.

99.1	Press Release dated April 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Dated: April 8, 2009	By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	By-Laws of Pulte Homes, Inc.

99.1	Press Release dated April 8, 2009.